UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

Repligen Corporation

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Repligen Corporation (the “Company”) was held on September 9, 2010. Proxies were solicited pursuant to the Company’s proxy statement filed on July 28, 2010, as amended, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of the Company’s common stock, $0.01 par value (“Common Stock”), entitled to vote at the Annual Meeting was 30,773,907. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 27,057,672. Each share of Common Stock was entitled to one vote with respect to matters submitted to the Company’s stockholders at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders were asked (i) to elect the Company’s Board of Directors and (ii) to ratify the appointment of Ernest & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011. The voting results reported below are final.

Proposal 1 – Election of the Board of Directors

Glenn L. Cooper, Karen A. Dawes, Walter C. Herlihy, Earl Webb Henry, Alfred L. Goldberg, Alexander Rich, M.D. and Thomas F. Ryan, Jr. were duly elected as the Company’s Board of Directors. The results of the election were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Glenn L. Cooper	12,322,451	2,449,501	12,285,720
Karen A. Dawes	12,304,519	2,467,433	12,285,720
Alfred L. Goldberg	12,323,838	2,448,114	12,285,720
Earl Webb Henry	12,319,851	2,452,101	12,285,720
Walter C. Herlihy	12,256,030	2,515,922	12,285,720
Alexander Rich	10,467,109	4,304,843	12,285,720
Thomas F. Ryan	12,314,413	2,457,539	12,285,720

Proposal 2 – Ratify the Appointment of Independent Registered Public Accounting Firm

The appointment of Ernest & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 was ratified. The results of the ratification were as follows:

FOR	AGAINST	ABSTAIN
24,571,983	2,425,585	60,104

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: September 13, 2010	By:	/s/ Walter C. Herlihy
Walter C. Herlihy President and Chief Executive Officer